SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2004

ViroPharma Incorporated

(Exact name of issuer as specified in charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

405 EAGLEVIEW BOULEVARD

EXTON, PENNSYLVANIA 19341

(Address of principal executive offices)

(610) 458-7300

(Registrant’s telephone number, including area code)

Item 5 - Other Events.

As is more fully described in the attached press release that is incorporated herein by reference, on June 25, 2004, ViroPharma Incorporated announced the receipt of a determination letter from the Nasdaq indicating that it did not comply with the minimum $50 million market value requirement for continued listing on the Nasdaq National Market, as set forth in Market place Rule 4450(b)(1)(A). ViroPharma intends to file a request for a hearing to appeal the Nasdaq staff’s determination. The Company’s stock will continue to be traded on the Nasdaq National Market pending a final decision by the Nasdaq Listing Qualifications Panel.

Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99	ViroPharma Incorporated Press Release dated June 25, 2004

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VIROPHARMA INCORPORATED

Date: June 28, 2004	By:	/s/ Thomas F. Doyle
Thomas F. Doyle
Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit No.	Description
99	ViroPharma Incorporated Press Release dated June 25, 2004